77Q1(e)iii

Quaker Investment Trust ("Registrant")
Form N-SAR for the Six Months Ended June 30, 2009

Sub-Item 77Q1(e)iii: Amendments to Sub-Advisory Agreement between the Registrant and the Adviser

Submission of Amendment to the Investment Sub-Advisory Agreement QFI and Rock Canyon Advisory Group Inc. on behalf of the Quaker Long-Short Tactical Allocation Fund, is incorporated by reference to item (d)(13) of Post-Effective Amendment No. 46 to the Registration Statement filed on Form N-1A on June 2, 2009.

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